    As filed with the Securities and Exchange Commission on December 1, 1998
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------

                         FIRSTWORLD COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    33-0521976
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                   Identification No.)

                             ----------------------

                         9333 GENESEE AVENUE, SUITE 200
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-8010
                  (Address of principal executive offices, including zip code, and telephone number)

         STOCK OPTION AGREEMENT BETWEEN FIRSTWORLD COMMUNICATIONS, INC.
                          AND SHELDON S. OHRINGER
                         (Full title of the plans)

      ROBERT E. RANDALL                              Copies to:
   EXECUTIVE VICE PRESIDENT                      DAVID A. HAHN, ESQ.
FIRSTWORLD COMMUNICATIONS, INC.                   LATHAM & WATKINS
9333 GENESEE AVENUE, SUITE 200               701 "B" STREET, SUITE 2100
  SAN DIEGO, CALIFORNIA 92121                SAN DIEGO, CALIFORNIA 92101
        (619) 552-8010                             (619) 236-1234
(Name, address, including zip code,
and telephone number, including
area code, of agent for service)

                                            CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
             Title of Securities                      Amount           Proposed Maximum     Proposed Maximum          Amount of
              to be Registered                         to be            Offering Price     Aggregate Offering       Registration
                                                    Registered(1)          Per Share              Price                  Fee

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Series B Common Stock, $.0001 par value              2,805,000              $6.00(2)         $16,830,000(2)           $4,964.85
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Series B Common Stock of FirstWorld Communications, Inc., a Delaware corporation (the "Registrant"), that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon the actual exercise price of shares subject to outstanding stock options previously granted under the Stock Option Agreement between the Registrant and Sheldon S. Ohringer (the "Stock Option Agreement"). The following chart shows the calculation of the registration fee:

TYPE OF SHARES                                        NUMBER OF SHARES      OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE
--------------                                        ----------------      ------------------------   ------------------------
Series B Common Stock issuable pursuant to
outstanding options under the Stock Option Agreement      2,805,000                  $    6.00             $   16,830,000.00

                                     PART I

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The prospectus contained in the Registration Statement on Form S-4 (No. 333-57829) filed by FirstWorld Communications, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on June 26, 1998, as amended by Amendment No. 1 filed with the Commission on August 24, 1998 and by Amendment No. 2 filed with the Commission on October 8, 1998 (the "Form S-4"), is hereby incorporated by reference into this Registration Statement. The Registrant has not filed, and has not been required to file, an annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof. A description of the Registrant's Series B Common Stock, which is contained in the Form S-4, including any amendments or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Six Latham & Watkins attorneys own an aggregate of 57,351 shares of Series B Common Stock, warrants to purchase an aggregate of 9,634 shares of Series B Common Stock and options to purchase 15,000 shares of Series B Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of the State of Delaware (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL also provides that a corporation may advance the expenses of defense (upon receipt of a written undertaking to reimburse the corporation if it is ultimately determined that such individual is not entitled to indemnification) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. The DGCL further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnification for such expenses that such court deems proper. The DGCL also permits a corporation to purchase and maintain liability insurance for its directors and officers.

         The Registrant's Certificate of Incorporation and bylaws provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify all directors and officers and all other persons whom it has authority to indemnify under Section 145 of the DGCL. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant maintains insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising out of such status.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, HOWEVER, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 1, 1998.

                                             FirstWorld Communications, Inc.

                                             By: /s/ SHELDON S. OHRINGER
                                                 ---------------------------
                                                     SHELDON S. OHRINGER
                                                 PRESIDENT, CHIEF EXECUTIVE
                                                     OFFICER AND DIRECTOR

                         POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Randall his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                  TITLE                               DATE
/s/   SHELDON S. OHRINGER            President, Chief Executive Officer and         December 1, 1998
--------------------------------     Director (Principal Executive Officer)
      Sheldon S. Ohringer

/s/   ROBERT E. RANDALL              Executive Vice President, Acting Chief         December 1, 1998
--------------------------------     Financial Officer and Director
      Robert E. Randall              (Principal Financial Officer)


/s/   DENNIS M. MULROY               Vice President, Finance and Administration     December 1, 1998
--------------------------------     (Principal Accounting Officer)
      Dennis M. Mulroy

/s/   DONALD L. STURM                Chairman of the Board                          December 1, 1998
--------------------------------
      Donald L. Sturm

/s/   C. KEVIN GARLAND               Director                                       December 1, 1998
--------------------------------
      C. Kevin Garland

/s/   RODNEY MALCOLM                 Director                                       December 1, 1998
--------------------------------
      Rodney Malcolm

/s/   JAMES O. SPITZENBERGER         Director                                       December 1, 1998
--------------------------------
      James O. Spitzenberger

/s/    MELANIE STURM                 Director                                       December 1, 1998
--------------------------------
       Melanie Sturm

/s/   JOHN C. STISKA                 Director                                       December 1, 1998
--------------------------------
      John C. Stiska

                                  EXHIBIT INDEX

EXHIBIT

4.1 Employment Agreement, dated as of September 28, 1998, between the Registrant and Sheldon S. Ohringer. (1)

4.2 Stock Option Agreement, dated as of September 28, 1998, between the Registrant and Sheldon S. Ohringer.

5.1        Opinion of Latham & Watkins.

23.1       Consent of PricewaterhouseCoopers LLP.

23.2       Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1       Power of Attorney (included on signature page hereto).

(1) Incorporated herein by reference to Amendment No.2 to the Registrant's Registration Statement No. 333-57829 on Form S-4 filed with the Commission on October 8, 1998.